SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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FORT DEARBORN INCOME SECURITIES, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

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UBS Global Asset Management (Americas) Inc. 1 North Wacker Drive Chicago, IL 60606 Tel. 888-793 8637 Closed-End Funds Desk www.ubs.com

Media release

For immediate release

Fort Dearborn Income Securities, Inc. announces record date for 2008 annual meeting of shareholders

Contact: UBS Global Asset Management Closed-End Funds Desk, 888-793 8637

Chicago, September 16, 2008—The Board of Directors of Fort Dearborn Income Securities, Inc. (NYSE: FDI) has set Monday, October 6, 2008 as the record date for determination of the shareholders entitled to vote at the Fund’s annual meeting of shareholders, to be held on Friday, December 5, 2008. The matters to be considered at the annual meeting are the election of directors, a proposal submitted by a shareholder, and to transact such other business as may properly come before the meeting.

In connection with the Fund’s annual meeting of shareholders, a proxy statement will be filed with the SEC. WE URGE SHAREHOLDERS TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND. Shareholders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Fund at www.sec.gov, the SEC’s internet site. Shareholders can also obtain copies of these documents and other related documents, when available, for free by calling the Fund’s proxy solicitor, Georgeson Inc. at 800-248 7690.